                                                                     EXHIBIT 4.3

                                                Form of Warrant Agreement
                                                for Warrants Sold Attached
                                                to Debt Securities









                              THE COCA-COLA COMPANY


                                       AND


                            [NAME OF WARRANT AGENT],
                                AS WARRANT AGENT





                   -------------------------------------------



                                WARRANT AGREEMENT

                      DATED AS OF _________________, _____






                   -------------------------------------------

                               TABLE OF CONTENTS*

                                                                                                                          Page
                                                                                                                          ----
Parties...........................................................................................................
Recitals..........................................................................................................
Section 1.        Appointment of Warrant Agent....................................................................
Section 2.        Form of Warrant Certificates....................................................................
Section 3.        Issuance of Warrant Certificates................................................................
Section 4.        Execution of Warrant Certificates and
                  Countersignature................................................................................
Section 5.        Treatment of Holders of Warrant
                  Certificates....................................................................................
Section 6.        Transfers and Exchanges.........................................................................
Section 7.        Warrant Price...................................................................................
Section 8.        Duration of Warrants............................................................................
Section 9.        Exercise of Warrant Certificates................................................................
Section 10.       Redemption of Warrants..........................................................................
Section 11.       Payment of Taxes................................................................................
Section 12.       Mutilated or Missing Warrant
                  Certificates....................................................................................
Section 13.       Obtaining of Governmental Approvals
                  [and Securities Exchange Listing]................................................................
Section 14.       Merger, Consolidation or Change
                  of Name of Warrant Agent........................................................................
Section 15.       Warrant Agent...................................................................................
Section 16.       Disposition of Proceeds of
                  Exercise of Warrants............................................................................
Section 17.       Change of Warrant Agent.........................................................................
Section 18.       Notices to Company and
                  Warrant Agent...................................................................................
Section 19.       Supplements and Amendments......................................................................
Section 20.       Successors......................................................................................
Section 21.       Termination.....................................................................................
Section 22.       Governing Law...................................................................................
Section 23.       Benefit of This Agreement.......................................................................
Section 24.       Warrant Certificate Holder
                  Not Deemed a Debtholder.........................................................................
Section 25.       Right of Action.................................................................................
Section 26.       Delivery of Prospectus..........................................................................
Section 27.       Counterparts....................................................................................
Testimonium.......................................................................................................
Signatures and Seals..............................................................................................
Exhibit A         Form of Warrant Certificate


---------------------------------

* This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

                   Form of Warrant Agreement for Warrants Sold
                          Attached to Debt Securities*

         WARRANT AGREEMENT dated as of _______________, 20___ between THE COCA-COLA COMPANY, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to) and [Name of Warrant Agent], a _______________ banking corporation, as Warrant Agent (the "Warrant Agent").

         WHEREAS, the Company has entered into an Indenture dated as of __________, _____ (the "Indenture") with [Name of Trustee], as Trustee (the "Trustee"), providing for the issue from time to time of debt securities not limited in aggregate principal amount to be issued in one or more series; and

         WHEREAS, the Company proposes to sell [title of securities being offered] (the "Offered Securities") with warrant certificates (the "Warrant Certificates") evidencing one or more warrants (the "Warrants" or individually a "Warrant") representing the right to purchase [title of securities purchasable through exercise of Warrants] (the "Warrant Securities" or individually a "Warrant Security") to be issued under the Indenture, as supplemented by a supplement thereto or in a board resolution or officers' certificate referred to therein; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, transfer, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, transferred, exercised and replaced;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein set forth, the parties hereto hereby agree as follows:

         Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

         Section 2. Form of Warrant Certificates. The Warrant Certificates to be delivered pursuant to this Agreement shall be in registered form and shall be substantially in the form set forth in Exhibit A attached hereto, shall be dated [insert date] and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon, and may have such changes therein, as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to usage.

         Section 3. Issuance of Warrant Certificates. (a) Warrants shall be initially issued in units as described below in connection with the issuance of the Offered Securities [but shall be separately transferable on or after 5:00 P.M. New York City time on _______________ (the "Detachable Date")] [and shall not be separately transferable] and each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase a Warrant Security in the principal amount of [insert principal amount of Warrant Securities to be purchased upon exercise of each Warrant]. Warrants shall be initially issued in units with one Warrant per each [insert currency, currency units or composite currency and amount] principal amount of Offered Security included in such unit.


----------------------

* Complete or modify the provisions of this Form as appropriate to reflect the terms of the Warrants and the offered Warrant Securities. Monetary amounts may be in U.S. dollars or in foreign denominated currency, currency units or composite currency.

         (b) Prior to the preparation of definitive Warrant Certificates, the Company may execute, and the Warrant Agent shall countersign and deliver, temporary Warrant Certificates (printed, lithographed, typewritten or otherwise reproduced in a manner reasonably satisfactory to the Company). Temporary Warrant Certificates shall be issuable substantially in the form of the definitive Warrant Certificates, but with such omissions, insertions and variations as may be appropriate for temporary Warrant Certificates, all as may be determined in good faith by the Company. Temporary Warrant Certificates may contain such references to any provision of this Agreement as may be appropriate. Each temporary Warrant Certificate shall be executed by the Company and shall be countersigned by the Warrant Agent upon the same conditions and in substantially the same manner, and with like effect, as the definitive Warrant Certificates. Within a reasonable period, the Company shall, in accordance with this Agreement, execute and furnish definitive Warrant Certificates, and thereupon temporary Warrant Certificates may be surrendered in exchange therefor without charge pursuant to Section 6, and the Warrant Agent shall countersign and deliver in exchange for such temporary Warrant Certificates a like aggregate principal amount of definitive Warrant Certificates of authorized denominations. Until so exchanged, the temporary Warrant Certificates shall be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

         Section 4. Execution of Warrant Certificates and Countersignature. Warrant Certificates shall be signed on behalf of the Company by its Chief Executive Officer, its President, one of its Senior or Executive Vice Presidents or one of its Vice Presidents and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chief Executive Officer, President, Senior or Executive Vice President, Vice President, Secretary or Assistant Secretary, and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chief Executive Officer, President, a Senior or Executive Vice President, a Vice President, Secretary or an Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

         In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

         In connection with the initial issuance of the Warrants, upon receipt of Warrant Certificates executed by the Company and a written order of the Company executed by its Chief Executive Officer, its President, one of its Senior or Executive Vice Presidents or one of its Vice Presidents and by its Secretary or an Assistant Secretary, the Warrant Agent will manually countersign and deliver Warrant Certificates in accordance with the instructions contained in such order. Subsequent to such initial issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for, or in connection with the registration of transfer or exercise of, one or more previously countersigned Warrant Certificates, as hereinafter provided.

         Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

         The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose. [If Offered Securities with Warrants which are not immediately detachable -- or upon the register of the Offered Securities prior to the Detachable Date. The Company will, or will cause the registrar of the Offered Securities to, make available at all times to the Warrant Agent such information as to holders of the Offered Securities with Warrants as may be necessary to keep the Warranty Agent's records up to date.]

         Section 5. Treatment of Holders of Warrant Certificates. Every holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of such Warrant Certificate that until the transfer of the Warrant Certificate is registered on the books of the Warrant Agent [or the register of the Offered Securities prior to the Detachable Date], the Company and Warrant Agent may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         Section 6. Transfers and Exchanges. (a) The Warrant Agent shall maintain an office for the purpose of exchanging, transferring or exercising the Warrants in the Borough of Manhattan, The City of New York, State of New York, (the "Warrant Agent Office"). [If Offered Securities with Warrants which are immediately detachable--Upon] [If Offered Securities with Warrants which are not immediately detachable--Prior to] the Detachable Date, a Warrant Certificate may be exchanged or transferred only together with the Offered Security to which the Warrant Certificate was initially attached, and only for the purpose of effecting or in conjunction with an exchange or transfer of such Offered Security. Prior to the Detachable Date, each transfer of the Offered Security on the register of the Offered Securities shall operate also to transfer the related Warrant Certificates. After [the Detachable Date, upon] surrender to the Warrant Agent, Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part upon surrender to the Warrant Agent at the Warrant Agent Office, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate or new Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants shall be issued to the transferee and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates in a manner satisfactory to the Company.

         (b) Warrant Certificates may be exchanged at the option of the holders thereof, when surrendered to the Warrant Agent at the Warrant Agent Office as provided for in this Section 6 for a new Warrant Certificate or new Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled by the Warrant Agent. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates in a manner satisfactory to the Company.

         (c) [The Warrant Agent shall not be required to effect any exchange [or registration of transfer] or exercise which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant.] [Insert any additional provision for treatment of fractional Warrants and cash payment with respect thereof.] All Warrant Certificates issued upon any exchange, exercise [or registration of transfer] of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange, exercise [or registration of transfer].

         Section 7. Warrant Price. The exercise price of each Warrant is [insert exercise price]. Such purchase price of the Warrant Securities upon exercise of the Warrants is referred to in this Agreement as the "Warrant Price" and is payable in full and in the manner provided in Section 9 at the time of exercise.

         Section 8. Duration of Warrants. Warrant Certificates may be exercised in whole at any time, and in part from time to time, [after 5 P.M. New York City time on __________, _____ and] on or before 5 P.M. New York City time on __________, _____ (the "Expiration Date"). Exercise of Warrant Certificates shall occur only during normal business hours of the Warrant Agent office. Each Warrant Certificate not exercised at or before the Expiration Date shall become void, and all rights of the holder thereunder and under this Agreement shall cease.

         Section 9. Exercise of Warrants. (a) During the period specified in
Section 8, any whole number of Warrants may be exercised by providing to the Warrant Agent at the Warrant Agent Office specified in Section 6 the Warrant Certificate with the form of election to purchase Warrant Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed and by paying to the Warrant Agent at such Warrant Agent Office [or at __________] the Warrant Price for each Warrant exercised in lawful money of [insert currency, currency units or composite currency], in cash or by bank wire transfer, in each case in immediately available funds [or by tendering [insert title and amount of debt securities of the Company]].* [The date on which payment in full of the Warrant Price and certain information set forth on the reverse of the Warrant Certificates are received by the Warrant Agent shall be deemed to be the date on which the Warrant is exercised.] [Add any alternative exercise provisions.] The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an interest-bearing account of the Company maintained with it and shall advise the Company by telephone at the end of each day on which a payment for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.

         (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company and the Trustee of (i) the number of Warrants exercised, the principal amount of Warrant Securities issued upon exercise [and the principal amount of the debt securities applied upon such purchase], (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Securities to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company or the Trustee shall reasonably require.

         (c) A Warrant Certificate may be exercised only to purchase Warrant Securities in the denominations [insert currency, currency units or composite currency and amount] and integral multiples thereof.

         (d) As soon as practicable after the exercise of any Warrant, the Company shall issue, pursuant to the Indenture, in authorized denominations to or upon the order of the holder of the Warrant Certificates evidencing such Warrant, the Warrant Securities to which such holder is entitled in fully registered form, registered in such name or names as may be directed by such holder. If fewer that all of the Warrants evidenced by a Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, a new Warrant Certificate evidencing the number of such Warrants remaining unexercised.

         Section 10. Redemption of Warrants. [Not applicable.] [The Warrants may not be redeemed before _______________. On and after that date and prior to the Expiration Date, the Company may, at its option, redeem the Warrants either as a whole or from time to time in part, by mailing a notice by first class mail of such redemption to the registered holders of such Warrants not less than 30 nor more that 60 days prior to the date fixed for redemption, at a redemption price equal to [insert appropriate redemption prices or redemption tables].] [Additional redemption provisions may be added.]]

         Section 11. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Certificates or the issuance of Warrant Securities upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates, or in respect of the issue of any certificates for Warrant Securities upon exercise of Warrants, in a name other than that of the registered holder of a Warrant Certificate surrendered for exercise, and the Company may require the payment by the party requesting such transfer or issuance of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Section 12. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate,


----------------------

* Insert as appropriate any additional provisions with respect to payment of the exercise price by tendering debt securities of the Company.

or in lieu of and substitution of the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

         Section 13. Obtaining of Governmental Approvals [and Securities Exchange Listings]. The Company from time to time will use its reasonable best efforts [(a)] to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to make securities acts filings under federal and state laws, which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of the Warrant Securities issued upon exercise of the Warrants [and (b) to have the Warrants listed on [insert name of securities exchange]].

         Section 14. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17. In case at the time such successor to the Warrant Agent shall succeed under this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         Section 15. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

         (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same. The Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Warrant Certificates except as herein otherwise provided.

         (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

         (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect to any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

         (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent under this Agreement, to reimburse the Warrant Agent upon demand for all expenses, taxes and governmental charges and other charges of any kind and nature (including the reasonable fees, expenses and disbursements of its counsel) incurred by the Warrant Agent in the execution of its duties under this Agreement, except any such expenses or charges as may be attributable to its negligence or bad faith. The Company also agrees to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement except as a result of its negligence or bad faith.

         (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the holders of the Warrants, as their respective rights or interests may appear.

         (g) The Warrant Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting as Trustee under the Indenture or in any other capacity for the Company or for any other legal entity.

         (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

         (i) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

         (j) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except as to the countersignature thereof by the Warrant Agent or as otherwise herein provided) nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization of the Warrant Securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether the Warrant Securities will when issued be validly issued or as to the Warrant Price or the number of Warrant Securities issuable upon exercise of any Warrant.

         (k) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the President, any Senior or Executive Vice President, any Vice President, the Secretary or an Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

         Section 16. Disposition of Proceeds of Exercise of Warrants. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent on the purchase of Warrant Securities through the exercise of Warrants.

         Section 17. Change of Warrant Agent. If the Warrant Agent shall resign (such resignation to become effective not earlier than 30 days after the giving of written notice thereof to the Company and the registered holders of Warrant Certificates) or shall become incapable of acting as Warrant Agent, the Company shall appoint a successor. If the Company shall fail to make such appointment within a period of 30 days after it has been so notified in writing by the Warrant Agent or by the holder of a Warrant Certificate (in the case of incapacity of the Warrant Agent) then the holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any State or of the United States of America, and having an office or agency in the Borough of Manhattan, The City of New York, State of New York and must have at the time of its appointment as warrant agent a combined capital and surplus of at least seventy-five million dollars. After appointment the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor warrant agent, as the case may be.

         Section 18. Notice to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                              The Coca-Cola Company
                                P.O. Drawer 1734
                             Atlanta, Georgia 30301
                              Attention: Treasurer

         In case the Company shall fail to maintain such office or shall fail to give such notice of any change in the location thereof, presentations may be made and notices and demands may be served at the principal corporate trust office of the Warrant Agent.

         Any notice pursuant to this Agreement to be given by the Company or by the holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                             [Name of Warrant Agent
                            Address of Warrant Agent]

         If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificate, the Warrant Agent shall promptly forward such notice or demand to the Company.

         Section 19. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interest of the holders of Warrant Certificates.

         Section 20. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 21. Termination. This Agreement shall terminate at the close of business on the fifteenth business day following the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised or redeemed. The provisions of Section 15 shall survive such termination.

         Section 22. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

         Section 23. Benefit of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the holders of the Warrant Certificates.

         Section 24. Warrant Certificate Holder Not Deemed a Debtholder. No holder, as such, of any Warrant Certificate shall be entitled to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to receive the payment of principal of, premium, if any, or interest, if any, on the Warrant Securities or to enforce any of the covenants of the Warrant Securities or the Indenture.

         Section 25. Right of Action. All rights of action in respect to this Agreement are vested in the respective holders of the Warrant Certificates; and any holder of any Warrant Certificate, without the consent of the Warrant Agent or of the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, his right to exercise the Warrants evidenced by such Warrant Certificate for the purchase of Warrant Securities in the manner provided in the Warrant Certificate and in this Agreement.

         Section 26. Delivery of Prospectus. The Company will furnish to the Warrant Agent sufficient copies of a prospectus and any supplement thereto relating to the Warrant Securities and the Warrant Agent agrees that upon the exercise of any Warrant Certificate by the holder thereof, the Warrant Agent will deliver to such holder, prior to or concurrently with the delivery of the Warrant Securities issued upon such exercise, a copy of such prospectus.

         Section 27. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                    THE COCA-COLA COMPANY

                                    By:
                                        ----------------------------------------
                                        Title:
[Seal]

Attest:

------------------------
Title:
                                        [NAME OF WARRANT AGENT],
                                           as Warrant Agent

                                        By:
                                            ------------------------------------
                                            Title:
[Seal]

Attest:

------------------------
Title:

                                                    EXHIBIT A to Form of Warrant
                                                    Agreement for Warrants Sold
                                                    Attached to Debt Securities


                         (FORM OF WARRANT CERTIFICATE)*
                          [Face of Warrant Certificate]


[Form of Legend if                             Prior to __________ this Warrant
Debentures with Warrants                       Certificate cannot be transferred
which are not immediately                      or exchanged unless attached to a
detachable:                                    [Title of Offered Securities].]



             EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT AGENT
                               AS PROVIDED HEREIN

                              THE COCA-COLA COMPANY
                              WARRANTS TO PURCHASE
                          [Title of Warrant Securities]

VOID AFTER 5 P.M. NEW YORK TIME ON                                        , 20__

[No.]                                                                   Warrants

         This certifies that _________________________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such registered holder to purchase, at any time [after 5 P.M. New York City time on __________, _____ and] on or before 5 P.M. New York City time on ___________, _____, [insert currency, currency units or composite currency and amount] principal amount of [Title of Warrant Securities] (the "Warrant Securities") of The Coca-Cola Company (the "Company"), issued and to be issued under the Indenture (as hereinafter defined), at an exercise price of [insert currency, currency units or composite currency and amount] per Warrant (the "Warrant Price"). The holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full, in lawful money of [insert currency, currency units or composite currency] in cash or by bank wire transfer, in each case in immediately available funds, [or by tendering [insert title and amount of debt securities of the Company]], the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the office or agency of [insert name or Warrant Agent], or its successor as warrant agent (the "Warrant Agent"), currently at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

         Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form in denominations of [insert currency, currency units or composite currency and amount] and any integral multiples thereof. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

         This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of __________, 20___ (the "Warrant Agreement") between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this


--------------------------

* Complete or modify the provisions of this Form as appropriate to reflect monetary amounts in foreign denominated currency, currency units or composite currency or original issue discount provisions.

Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at _____].

         The Warrant Securities to be issued and delivered upon the exercise of the Warrants evidenced by this Warrant Certificate will be issued under and in accordance with an Indenture dated as of __________, _____ (the "Indenture") between the Company and ______________, a _______________ organized and existing under the laws of the United States of America, as Trustee (such Trustee and any successor to such Trustee being hereinafter referred to as the "Trustee"), and will be subject to the terms and provisions contained in the Indenture. Copies of the Indenture and the form of the Warrant Securities are on file at the principal corporate trust office of the Trustee [and at ______________________].

         [If Offered Securities with registered Warrants which are not immediately detachable -- Prior to __________, 20___, this Warrant Certificate may be exchanged or transferred only together with the [Title of Offered Securities] ("Offered Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Securities. After such date, this [If Offered Securities with registered Warrants which are immediately detachable -- Transfer of this] Warrant Certificate may be registered when this Warrant Certificate is surrendered at the office or agency of the Warrant Agent [or _________________________] by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.]

         [If Offered Securities with Warrants which are not immediately detachable -- Except as provided in the immediately preceding paragraph, after] [If Offered Securities with Warrants which are immediately detachable -- After] countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the office or agency of the Warrant Agent for Warrant Certificates representing the same aggregate number of Warrants.

         This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to receive payments of principal of, premium, if any, or interest, if any, on the Warrant Securities or to enforce any of the covenants of the Warrant Securities or Indenture.

         This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

         Dated as of _______________, 20___.

                                           THE COCA-COLA COMPANY


                                           By:
                                               ---------------------------------
                                               Title:


[SEAL]

Attest:


------------------------------------

Countersigned:


------------------------------------
          As Warrant Agent

By:
     --------------------------------
           Authorized Signature

                        [Reverse of Warrant Certificate]
                      Instructions for Exercise of Warrant


        To exercise the Warrants evidenced hereby, the holder must pay in lawful money of [insert currency, currency units or composite currency] in cash or by bank wire transfer, in each case in immediately available funds [or by tendering of [insert title of debt security of Company]] the Warrant Price in full for Warrants exercised to [insert name of Warrant Agent] Corporate Trust Department, [insert address of Warrant Agent], Attn. ______________________________ [or
_______________________], which payment must specify the name of the holder and the number of Warrants exercised by such holder. In addition, the holder must complete the information required below and present this Warrant Certificate in person or by mail (registered mail is recommended) to the Warrant Agent at the addresses set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the payment.

                     To Be Executed Upon Exercise of Warrant

        The undersigned hereby irrevocably elects to exercise __________ Warrants, evidenced by this Warrant Certificate, to purchase [insert currency, currency units or composite currency and amount] principal amount of the [Title of Warrant Securities] (the "Warrant Securities") of The Coca-Cola Company and represents that he has tendered payment for such Warrant Securities in lawful money of [insert currency, currency units or composite currency] in cash or by bank wire transfer, in each case in immediately available funds [or by tendering of [insert title of debt security of Company]] to the order of The Coca-Cola Company, c/o [insert currency, currency units or composite currency and amount] in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Securities be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

        If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:


(Insert Taxpayer
Identification Number                Name
["TIN"], Social Security                  --------------------------------------
or Other Identifying Number                            (Please Print)
of Holder)
                                     Address
                                               ---------------------------------

                                               ---------------------------------

                                     Signature
                                               ---------------------------------

         The Warrants evidenced hereby may be exercised at the following address:

         By hand at
                    -----------------------------------------------

                    -----------------------------------------------

                    -----------------------------------------------

                    -----------------------------------------------


         By mail at
                    -----------------------------------------------

                    -----------------------------------------------

                    -----------------------------------------------

                    -----------------------------------------------

         [Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing unexercised Warrants -- complete as appropriate.]

                                   Assignment

              (Form of Assignment To Be Executed if Holder Desires
                     To Transfer Warrants Evidenced Hereby)

         FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto _____________________________________________.


                                           Please insert taxpayer identification
                                           number ("TIN"), social security or
                                           other identifying number





---------------------------------          -------------------------------------
(Please print name and address
     including zip code)                   -------------------------------------

--------------------------------------------------------------------------------
the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:


                                    --------------------------------------------
                                                     Signature
                                    (Signature must conform in all respects to
                                    name of holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member broker of the New York, Midwest or Pacific Stock Exchange.)

Signature Guaranteed:

------------------------------